EXHIBIT 10.1

                            SHARE PURCHASE AGREEMENT

     Share Purchase Agreement dated November 28, 2005 between IAMGold Corporation (the "Vendor") and Battle Mountain Gold Exploration Corp. (the "Purchaser").

     RECITALS

(a) The Vendor is in the process of incorporating a company under the laws of the Province of Alberta ('Newco Canada") and, upon incorporation of Newco Canada, will be the registered and beneficial owner of all of the issued and outstanding shares of Newco Canada;

(b) The Vendor is in the process of incorporating a company under the laws of Barbados ("New Barbados") and, upon the incorporation of Newco Barbados, will be the registered and beneficial owner of all of the issued and outstanding shares of Newco Barbados;

(c) Prior to the Closing Date, Newco Canada and Newco Barbados will have as their principal assets those royalty agreements set forth on Schedule "A" hereto; and

(d) The Vendor wishes to sell and the Purchaser wishes to purchase all of the issued and outstanding shares of Newco Canada and Newco Barbados upon the terms and conditions, and for the consideration, contained in this Agreement.

     In consideration of the foregoing and the mutual agreements contained in this Agreement (the receipt and adequacy of which are acknowledged), the parties agree as follows.

Section  1      Defined  Terms.

     As used in this Agreement, the following terms have the following meanings:

"Agreement" means this share purchase agreement and all schedules attached to it and the expression "Section" followed by a number means and refers to the specified Section of this Agreement.

"Authorization" mean, with respect to any Person, any order, permit, approval, waiver, license or similar authorization of any Governmental Entity having jurisdiction over the Person.

"Average Trading Price" means: (i) if the transactions contemplated by this Agreement are announced on a trading day prior to the opening or during trading on such day, the average unit trading price of the common shares of the Purchaser for the five trading days allocated as the two trading days prior to the date of such announcement, the trading day of the date such announcement or
(ii) if the transactions contemplated by this Agreement are announced on a trading day after the close of trading of such day, the average unit price of the common shares of the Purchaser for the five trading days allocated as the two days prior to the date of such announcement and the three days following the date of such announcement, each on the PTCBB or such other stock exchange as reported by the Wall Street Journal and the National Quotation Bureau pink sheets.

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"Cash  Consideration"  has  the  meaning  specified  in  Section  3(1)(b)(i).

"Closing  Date"  has  the  meaning  specified  in  Section  7.

"Common  Shares"  has  the  meaning  specified  in  Section  3(1)(b)(ii)

"Governmental Entity" means any (i) international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above, and (iv) any stock exchange.

"Laws" means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines, and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used.

"Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition that, in substance, secures payment or performance of an obligation.

"Person" means a natural person, partnership, limited partnership, limited liability partnership, corporation, limited liability corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

"Purchased  Shares"  has  the  meaning  specified  in  Section  2.

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"Required  Value"  means:

(a) in respect of Section 3(1)(a)(ii), the number of common shares of the Purchaser equal to a quotient, whereby (i) the numerator is equal to 8,156,000 common shares, par value $0.001 per share, multiplied by $0.50 and (ii) the denominator is equal to the Average Trading Price.

(b) in respect of Section 3(1)(b)(ii), the number of common shares of the Purchaser equal to a quotient, whereby (i) the numerator is equal to 3,844,000 common shares, par value $0.001 per share, multiplied by $0.50 and (ii) the denominator is equal to the Average Trading Price; and

(c) in respect of Section 3(2)(ii), the number of common shares of the Purchaser equal to a quotient, whereby (i) the numerator is equal to 2,350,000 common shares, par value $0.001 per share, multiplied by $0.50 and (ii) the denominator is equal to the Average Trading Price.

"Royalty  Agreements"  has  the  meaning  specified  in  Section  4(k).

Section  2       Purchase  and  Sale.

          Subject to the terms and conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor on the Closing Date, all of the issued and outstanding shares of Newco Canada and Newco Barbados (collectively, the "Purchased Shares").

Section  3      Purchase  Price.

(1) Subject to Section 3(2) below, the purchase price payable by the Purchaser to the Vendor for the Purchased Shares on the Closing Date shall be an aggregate of US $21,850,000 payable as follows:

     (a)  for the Purchased Shares of Newco Canada:

          (i)  US$10,772,000 in immediately available funds; and

          (ii) the greater of (x) 8,156,000 common shares, $0.001 par value per share, of the Purchaser and (y) such number of common shares equal to the Required Value; and

     (b)  for the Purchased Shares of Newco Barbados:

          (i) US$5,078,000 million in immediately available funds (collectively, with the amount set forth in Section 3(1)(a)(i) Above, the "Cash Consideration"); and

          (ii) the greater of (x) 3,844,000 common shares, $0.001 par value per share, of the Purchaser and (y) such number of common shares equal to the Required Value (collectively with the common shares set forth in Section 3(1)(a)(ii) above, the "Common Shares").

(2) If, pursuant to a Trust Indenture dated November 10, 1989 among Barrick Gold Corporation (as successor-in-interest to Corona Corporation), Teck Corporation, or Barrick Gold Corporation exercise their rights of first refusal to acquire the Vendor's trust units of the Williams Royalty Trust, the purchase price for the Purchased Shares of Newco Canada shall be reduced by an aggregate amount equal to US$10,400,000 so that:

          (i) The Cash Consideration for the Purchased Shares of Newco Canada shall be US$3,275,000; and

          (ii) The Common Shares issued in respect of the Purchased Shares of Newco Canada shall be the greater of (x) 2,350,000 and (y) such number of common shares equal to the Required Value.

Section  4     Vendor's  Representations  and  Warranties.

     The Vendor represents and warrants as follow to the Purchaser at the date of this Agreement and at the Closing Date and acknowledges and confirms that the Purchaser is relying upon such representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

     (a) Incorporation and Qualification. The Vendor is a corporation incorporated and existing under the federal laws of Canada and has the corporate power to enter into and perform its obligations under this Agreement.

     (b) Corporate Authority. The execution and delivery of and performance by the Vendor of this Agreement have been authorized by all necessary corporate action on the part of the Vendor. The transfer of the Purchased Shares to the Purchaser will be, upon their incorporation, authorized by all Necessary corporate action by each of Newco Canada and Newco Barbados.

     (c) No Violation or Breach. The execution and delivery of and performance by the Vendor of this Agreement:

          (i) will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of or a conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of the constating documents or by-laws of the Vendor, Newco Canada or Newco Barbados;

          (ii) will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of or a conflict with, or allow any other Person to exercise any rights under any contracts or instruments to which the Vendor, Newco Canada or Newco Barbados is a party or pursuant to which any of the assets or property of the Vendor, Newco Canada or Newco Barbados may be affected;

          (iii) will not result in a breach of, or cause the termination or revocation of, any authorization held by the Vendor, Newco Canada or Newco Barbados or necessary to the ownership of the Purchased Shares; and

          (iv) will not result in the violation of any Law.

     (d) Authorization and Consents. There is no requirement on the part of the Vendor, Newco Canada or Newco Barbados to make any filing with or give any notice to any Governmental Entity, or obtain any Authorization, in connection with the completion of the transactions contemplated by this Agreement, except for the filings and notifications required by applicable securities Laws. All necessary consents, approvals and authorizations of any Person required under any contracts or instruments to which the Vendor, Newco Canada or Newco Barbados is a party or pursuant to which any of the assets or property of the Vendor, Newco Canada or Newco Barbados may be affected in connection with the completion of the transactions contemplated by this Agreement.

     (e) Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding agreement of the Vendor enforceable against it in accordance with its terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

     (f) Authorized and Issued Capital. The Purchased Shares will constitute all of the issued and outstanding shares of Newco Canada and Newco Barbados. All of the Purchased Shares will be issued in compliance with all applicable Laws including, without limitation, applicable securities Laws.

     (g) No Other Agreements to Purchase. Except for the Purchaser's right under this Agreement, no Person has any written or oral agreement, option or warrant or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming such for (i) the purchase or acquisition from the Vendor of any of the Purchased Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of either Newco Canada or Newco Barbados.

     (h) Title to Purchased Shares. Upon the incorporation of Newco Canada and Newco Barbados, the Purchased Shares will be owned by the Vendor as The registered and beneficial owner with good title, free and clear of all Liens other than those restrictions on transfer, if any, contained in the articles of incorporation of Newco Canada or in the incorporating documents of Newco Barbados. Upon completion of the transaction contemplated by this Agreement, the Purchaser will have good and valid title to the Purchased Shares, free and clear of all Liens other than those restrictions on transfer, if any, contained in the articles of incorporation of Newco Canada in the constating documents of Newco Barbados.

     (i) No Action. The Vendor is not aware of any action, suit or proceeding, at law or at equity, for or by any court or any federal, provincial, municipal or other governmental department, commission, board, agency or instrumentality which would prevent or materially adversely affect the transactions contemplated by this Agreement.

     (j) Residence. The Vendor is not a non-resident of Canada for the purposes Of the Income Tax Act (Canada).

     (k) Royalty Agreements. Immediately following their incorporation, the principal assets of Newco Canada and Newco Barbados will consist of royalty agreements listed at Schedule "A" hereto (collectively, the "Royalty Agreements"). To the knowledge of the Vendor, each of the Vendor, Newco Canada and Newco Barbados has preformed all of the Obligations required to be performed by each of them under the Royalty Agreements and, upon the transfer of the Royalty Agreements by the Vendor, each of Newco Canada and Newco Barbados will be entitled to The benefits and rights under the respective Royalty Agreements to which they are a party. To the knowledge of the Vendor, each of the Royalty Agreements is in full force and effect and there exists no default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under such Royalty Agreement.

Section  5      Purchaser's  Representations  and  Warranties.

     The Purchaser represents and warrants to the Vendor at the date of this Agreement and at the Closing Date and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

     (a) Incorporation and Qualification. The Purchaser is a corporation incorporated and existing under the laws of the state of Nevada. The Purchaser has the corporate power to enter into and perform its obligations under this Agreement, including, without limitations, its obligation to issue the Common Shares.

     (b) Corporate Authority. The execution and delivery of and performance by the Purchaser of this Agreement and, without limitation, the issuance of the Common shares, have been authorized by all necessary corporate action on the part of the Purchaser.

     (c) No Violation or Breach. The execution and delivery of and performance by the Purchaser of this Agreement including, without limitation, the issuance of the Common Shares:

          (i) will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of or a conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of the Purchaser's constating documents or by-laws;

          (ii) will not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or violation of or a conflict with , or allow any other Person to exercise any rights under any contracts or instruments to which the Purchaser is a party; and

          (iii) will not result in the violation of any Law.

     (d) Execution and Binding Obligation. This Agreement has been duly executed and delivered by the Purchaser and constitutes legal, valid and binding agreements of the Purchaser enforceable against it in accordance with its terms subject only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performances and injunction.

     (e) Authorized and Issued Capital. The authorized capital of the Purchaser consists of 200,000,000 shares of common stock, $.001 par value per share, and 10,000,000 shares of preferred stock, $.001 par value per share, of which, (i) at his date, 42, 530,000 common shares and no preferred shares have been issued and are outstanding as fully paid and non-assessable, and (ii) at the Closing Date up to 85,000,000 common shares and no preferred shares will be issued and will be outstanding as fully paid and non-assessable.

     (f) Common Shares. Upon issuance of the Common Shares, the Common Shares will be duly authorized and validly issued and the Vendor will acquire good and valid title to the Common Shares free and clear of any encumbrances and liens. The Common Shares will be fully paid and non-assessable. There are no outstanding contractual obligations of the Purchaser (1)(i) restricting the transfer of the Common Shares or
          (ii) requiring the registration or sale of the Common Shares, or (2) granting any pre-emptive or anti-dilutive right or other rights, subscriptions, calls, commitments, warrants, options or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued the Common Shares or any security convertible into or exchangeable for the Common Shares.

     (g) Investment Canada Act. The Purchaser is not a non-eligible person within the meaning of the Investment Canada Act (Canada); and

     (h) Securities Laws. The Purchaser is acquiring the Purchased Shares as principal and not as agent and is acquiring the Purchased Shares for investment purposes only and not with a view to resale or distribution. The Purchaser is a non-resident person as defined in
          Section 116 of the Income Tax Act (Canada) and acknowledges that the purchase of the Purchased Shares is exempt from the registration and prospectus requirements of applicable securities Laws in Canada. The Purchaser further acknowledges that it is an "accredited investor" as such term is defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended (the "U.S. Securities Act") and that the Purchased Shares are to be held by the Purchaser solely for its own account for investment purposes only, and not with a view to or for any resale, subdivision or distribution of any part thereof into the United States or to a U.S. person (as such terms are defined in Regulation S under the U.S. Securities Act) and has no plans to enter into and has not entered into any contract, undertaking or agreement to such end.

Section  6     Conditions  of  Closing.

     (a) Conditions for the Benefit of the Purchaser. The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed, on or before the Closing Date, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

          (i) The covenants, representations and warranties of the Vendor contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such covenants, representations and warranties had been make on and as of such date;

          (ii) The Vendor shall deliver to the Purchaser a certified copy of the resolution of the directors (a) of the Vendor approving the execution, delivery and performance of this Agreement, including the transfer of the Purchased Shares to the Purchaser;
               (b) of Newco Canada approving the transfer of all of the shares of Newco Canada to the Purchaser; and (c) of Newco Barbados approving the transfer of all of the shares of Newco Barbados to the Purchaser;

          (iii) The share certificates representing the Purchased Shares shall be duly endorsed for transfer to the Purchaser or shall be accompanied by a irrevocable share transfer power of attorney duly executed in blank by the Vendor; and

          (iv) As at the Closing Date, no event or condition shall have occurred, or shall exist, that individually or in the aggregate is or would reasonably be expected to be material and adverse to the condition (financial or otherwise), properties, assets, liabilities, obligations, business, operations or prospects of either Newco Canada or Newco Barbados.

     (b) Conditions for the Benefit of the Vendor. The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed on or before the Closing Date, which conditions are for the exclusive benefit of the Vendor and may be waived, in whole or in part, by the Vendor in its sole discretion:

          (i) The covenants, representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such covenants, representations and warranties had been made on and as of such date;

          (ii) The Purchaser shall deliver to the Vendor a certified copy of a resolution of the directors of the Purchaser approving, among other things, the execution, delivery and performance of this Agreement and the issuance of the Common Shares to the Vendor;

          (iii) The Purchaser shall deliver duly executed share certificates representing the Common Shares in the name of the Vendor (or an affiliate of the Vendor, as the Vendor shall so direct);

          (iv) As at the Closing Date, no event or condition shall have occurred, or shall exist, that individually or in aggregate is or would reasonably be expected to be material and adverse to the condition (financial or otherwise), properties, assets, liabilities, obligations, business, operations or prospects of the Purchaser; and

          (v) The Purchaser and the Vendor shall enter into a registration rights agreement with respect to the Purchaser's preparation and filing of one or more resale registration statements pursuant to United States securities laws with respect to the registration of the Common Shares, in form and substance satisfactory to the Vendor in its sole discretion.

Section  7     Closing.

          The completion of the transaction of purchase and sale contemplated by this Agreement shall take place at the offices of Stikeman Elliott LLP, Suite
5300, Commerce Court West, Toronto, Ontario, at 10:00 a.m. (Toronto time) on January 15, 2005 at 10:00 a.m. or at such other place, on such other date and such other time as may be agreed upon in writing by the parties ( the "Closing Date").

Section  8       Deliveries.

          Subject to the satisfaction or waiver by the relevant party of the conditions of closing, on the Closing Date, the Vendor shall deliver actual possession of the Purchased Shares to the Purchaser and upon such delivery, the Purchaser shall pay the Cash Consideration and deliver the Common Shares to the Vendor in accordance with Section 3.

Section  9      Survival  of  Covenants,  Representations  and  Warranties.

     (a) The covenants, representations and warranties of the Vendor contained in this Agreement and in any certificates or documents delivered pursuant to or in connection wit the transactions contemplated by this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Purchaser, shall continue in full force and effect for the benefit of the Purchaser without limitation of time, subject only to applicable limitation periods imposed by law.

     (b) The covenants, representations and warranties of the Purchaser contained I this Agreement and in any certificates or documents delivered pursuant to or in connection with the transactions contemplated by this Agreement shall survive the closing of the purchase and sale of the Purchased Shares and, notwithstanding such closing, and regardless of any investigation by or on behalf of the Vendor, shall continue in full force and effect for the benefit of the Vendor without limitation of time, subject only to applicable limitation periods imposed by Law.

Section  10     Time  of  the  Essence.

     Time  shall  be  of  the  essence  of  this  Agreement.

Section  11     Enurement.

     This Agreement shall become effective when executed by the Vendor and the Purchaser and after that time shall be binding upon and enure to the benefit of the parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by either party without the consent of the other party.

Section  12     Entire  Agreement.

     This Agreement constitutes the entire agreement between the parties with the respect to the transactions contemplated in this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. The parties have not replied and are not relying on any other information, discussion or understanding in entering into and completing the transactions contemplated by this Agreement.

Section  13      Waiver.

     (a) No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

     (b) No failure on the part of the Vendor or the Purchaser to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

Section  14    Further  Assurances.

     Each of the parties covenants and agrees to do such things, to attend such meetings and to execute such further documents and assurances as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with their true intent.

Section  15    Severability.

     If any provision of this Agreement shall be determined to be illegal, invalid or unenforceable by any court of competent jurisdiction from which no appeal exists or is taken, such provisions shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section  16    Governing  Law.

     This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Section  17     Public  Announcements.

     Neither party, prior to the Closing Date, shall make, or cause to be made, any press release or public announcement in respect of this Agreement, or the transactions contemplated hereby or otherwise communicate with any new media without prior approval of the other party, unless such disclosure is required by Law (in which prior approval of the other party, unless such disclosure shall consult with the other party prior to making such disclosure). The parties shall cooperate, using commercially reasonable efforts, as to the timing and contents of any such announcement, including any such announcement required by Law. Notwithstanding the foregoing, the parties shall agree on or prior to the Closing Date as to the timing and contents of any press release concerning the consummation of the transactions contemplated hereby.

Section  18     Counterparts.

     This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute on and the same instrument.

     IN WITNESS WHEREOF the parties have executed this Share Purchase Agreement.


                                   IAMGOLD  CORPORATION

                                   By:  /s/  Grant  Edey
                                        -----------------------------
                                        Name:  Grant  Edey
                                        Title:      CFO

                                   BATTLE  MOUNTAIN  GOLD
                                   EXPLORATION  CORP.

                                   By:  /s/  Mark  Kucher
                                        -----------------------------
                                        Name:  Mark  Kucher
                                        Title: Chairman

                                  SCHEDULE "A"

               PRINCIPAL ASSETS OF NEWCO CANADA AND NEWCO BARBADOS

     Royalty Agreements held by Newco Canada

     -    Williams Mine, Ontario (Trust Units to be transferred)

     -    Joe Mann Mine, Ouebec

     -    El Limon Mine, Nicaragua

     -    Lluvio de Oro Mine, Mexico

     -    Night Hawk Lake Property, Ontario

     -    Seguenega Property, Burkina Faso


Royalty Agreements held by Newco Barbados

     -    Don Mario Mine, Bolivia

     -    Dolores Deposit, Mexico

     -    Lluvio de Oro Mine, Mexico

     -    Marmato Property, Columbia

     -    Relief Canyon Mine, Nevada

     -    Vueltas del Rio Mine, Honduras